Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 25, 2016

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-34290, 333-151196, 333-63880, 333-133044, 333-173129 and 333-196783) of Monro Muffler Brake, Inc. of our report dated May 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopersLLP

Rochester, New York

May 25, 2016